                                                                EXHIBIT h(29)(j)

                                AMENDMENT NO. 9
                            PARTICIPATION AGREEMENT

         The Participation Agreement (the "Agreement"), dated as of May 1, 1998, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation; Transamerica Life Insurance Company, an Iowa life insurance company; and AFSG Securities Corporation, a Pennsylvania corporation, is hereby amended as follows:

         The following is added under: "Section 2 Processing Transactions" before Section 2.1(a):

                  The Parties agree to communicate, process and settle purchase and redemption transactions for Shares (collectively, "Share transactions") via the Fund/SERV and Networking systems of the National Securities Clearing Corporation (hereinafter, "NSCC"). LIFE COMPANY and AIM each represents and warrants that it: (a) has entered into an agreement with NSCC, (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking, and (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of Share transactions. AIM agrees to provide LIFE COMPANY with account positions and activity data relating to Share transactions via Networking. LIFE COMPANY shall pay for Shares by the scheduled close of federal funds transmissions on the same Business Day on which it places an order to purchase Shares in accordance with this section. Payment shall be in federal funds transmitted by wire from the designated NSCC Settling Bank (on behalf of LIFE COMPANY).

                  For purposes of this Agreement, "Fund/SERV" shall mean NSCC's system for automated, centralized processing of mutual fund purchase and redemption orders, settlement, and account registration; "Networking" shall mean NSCC's (Level Three) system that allows mutual funds and life insurance companies to exchange account level information electronically; and "Settling Bank" shall mean the entity appointed by AVIF to perform such settlement services on behalf of AVIF, which agrees to abide by NSCC's then current rules and procedures insofar as they relate to same day funds settlement. In all cases, processing and settlement of Share transactions shall be done in a manner consistent with applicable law.

                  In the event that any Party is prohibited from communicating, processing or settling Share transactions via Fund/SERV or Networking, such Party shall promptly notify the other Parties. After all Parties have been notified, the provisions of paragraphs (b) and (c) of this
         Section 2.1 shall apply.

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

                                 SERIES I SHARES

------------------------------------------------------------------------------------------------------------------------
             FUNDS AVAILABLE                         SEPARATE ACCOUNTS                       POLICIES FUNDED
            UNDER THE POLICIES                      UTILIZING THE FUNDS                 BY THE SEPARATE ACCOUNTS
------------------------------------------------------------------------------------------------------------------------
-   AIM V.I. Balanced Fund                     Retirement Builder Variable      -   Transamerica Life Insurance
-   AIM V.I. Capital Appreciation Fund         Annuity Account                      Company Policy Form No. AV288 101 95
-   AIM V.I. Dent Demographic Trends Fund                                           796 under marketing names:
-   AIM V.I. Government Securities Fund        Legacy Builder Variable Life         "Retirement Income Builder II
-   AIM V.I. Growth Fund                       Separate Account                     Variable Annuity" and "Portfolio
-   AIM V.I. Core Equity Fund  (formerly                                            Select Variable Annuity"
    AIM V.I. Growth and Income Fund)           PFL Variable Life Account A      -   Transamerica Life Insurance
-   AIM V.I. International Growth Fund                                              Company Policy Form No. WL851 136 58
    (formerly AIM V.I. International Equity    Separate Account VA A                699 under the marketing name "Legacy
    Fund)                                                                           Builder Plus"
-   AIM V.I. Premier Equity Fund (formerly
    AIM V.I. Value Fund)                       PFL Corporate Account One        -   Transamerica Life Insurance
                                               (1940 Act Exclusion)                 Company Policy Form No. APUL0600 699
                                                                                    under the marketing name "Variable
                                                                                    Protector"
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                                                -   Transamerica Life Insurance
                                                                                    Company Policy Form No. AV337 101
                                                                                    100397 under the marketing name "The
                                                                                    Atlas Portfolio Builder Variable
                                                                                    Annuity"

                                                                                -   Advantage V, Variable Universal
                                                                                    Life Policy (1933 Act Exempt)
------------------------------------------------------------------------------------------------------------------------

                                SERIES II SHARES

             FUNDS AVAILABLE                     SEPARATE ACCOUNTS                             POLICIES FUNDED
            UNDER THE POLICIES                  UTILIZING THE FUNDS                       BY THE SEPARATE ACCOUNTS
--------------------------------------------------------------------------------------------------------------------------
-    AIM V.I. Balanced Fund                    Separate Account VA B            -    Transamerica Life Insurance
-    AIM V.I. Basic Value Fund                                                       Company Policy Form No. AV720 101 148
-    AIM V.I. Blue Chip Fund                   Separate Account VA C                 102 under the marketing name
-    AIM V.I. Capital Appreciation Fund                                              "Transamerica Landmark Variable
-    AIM V.I. Dent Demographic Trends Fund     Separate Account VA D                 Annuity"
-    AIM V.I. Government Securities Fund                                        -    Transamerica Life Insurance
-    AIM V.I. Growth Fund                      Separate Account VA F                 Company Policy Form No. AV400 101 107
-    AIM V.I. Core Equity Fund (formerly                                             198 under the marketing name
     AIM V.I. Growth and Income Fund)          Separate Account VA I                 "Transamerica Freedom Variable
-    AIM V.I. Mid Cap Core Equity Fund                                               Annuity"
-    AIM V.I. Premier Equity Fund (formerly    Separate Account VA J            -    Transamerica Life Insurance
     AIM V.I. Value Fund)                                                            Company Policy Form No. AV710 101 147
                                               Separate Account VA K                 102 under the marketing name
                                                                                     "Transamerica EXTRA Variable Annuity"
                                               Separate Account VA L            -    Transamerica Life Insurance
                                                                                     Company Policy Form No. AV474 101 122
                                               Separate Account VA P                 1099 under the marketing name
                                                                                     "Transamerica Access Variable Annuity"
                                                                                -    Transamerica Life Insurance
                                                                                     Company Policy Form No. AV288 101 95
                                                                                     796 under the marketing name "Premier
                                                                                     Asset Builder Variable Annuity"
                                                                                -    Transamerica Life Insurance
                                                                                     Company Policy Form No. AV288 101 95
                                                                                     796 under the marketing name
                                                                                     "Principal-Plus Variable Annuity"
                                                                                -    Transamerica Life Insurance
                                                                                     Company Policy Form No. AVI 200 1
                                                                                     0100 under the marketing name
                                                                                     "Immediate Income Builder II"
                                                                                -    Transamerica Life Insurance
                                                                                     Company policy Form No. AV721 101 149
                                                                                     1001 under the marketing name
                                                                                     "Retirement Income Builder III
                                                                                     Variable Annuity"
                                                                                -    Transamerica Life Insurance Company
                                                                                     Policy Form No. AV721 101 149 1001
                                                                                     under the marketing name
                                                                                     "Transamerica Preferred Advantage
                                                                                     Variable Annuity"
                                                                                -    Transamerica Life Insurance
                                                                                     Company Policy Form No. AV721 101 149
                                                                                     1001 under the marketing name
                                                                                     "Transamerica Opportunity Builder"
-------------------------------------------------------------------------------------------------------------------------

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date:   December ___1___, 2002

                                             AIM VARIABLE INSURANCE FUNDS

Attest: /s/ Nancy L. Martin                  By: /s/ Carol F. Relihan
        --------------------------------         -----------------------------
Name:   Nancy L. Martin                      Name:  Carol F. Relihan
Title:  Assistant Secretary                  Title: Senior Vice President

                                             A I M DISTRIBUTORS, INC.

Attest: /s/ Nancy L. Martin                  By:  /s/ Michael J. Cemo
        --------------------------------         -------------------------------
Name:   Nancy L. Martin                      Name:  Michael J. Cemo

Title:  Assistant Secretary                  Title: President

                                             TRANSAMERICA LIFE INSURANCE COMPANY

Attest:     Illegible                        By:      Illegible
        --------------------------------         -------------------------------
Name:       Illegible                        Name:    Illegible

Title:  Vice President                       Title:   President

                                             AFSG SECURITIES CORPORATION

Attest:     Illegible                        By:      Illegible
        --------------------------------         -------------------------------
Name:       Illegible                        Name:    Illegible

Title:   Secretary                           Title:   Illegible